                                                                               .
                                                                               .
                                                                               .
                                                                     Exhibit 3.1

(OHIO STATE LOGO)      PRESCRIBED BY J. KENNETH BLACKWELL          EXPEDITE THIS FORM: (SELECT ONE)
                             Ohio Secretary of State               MAIL FORM TO ONE OF THE FOLLOWING:
                          Central Ohio: (614) 466-3910             [X] YES      PO Box 1390
                     Toll Free: 1-877-SOS-FILE (1-877-767-3453)    Columbus, OH 43216
                                                                   *** REQUIRES AN ADDITIONAL FEE OF $100 ***
www.state.oh.us/sos                                                [ ] NO       PO Box 1028
e-mail:  busserv@sos.state.oh.us                                                Columbus, OH 43216

                           CERTIFICATE OF AMENDMENT BY
                            SHAREHOLDERS OR MEMBERS
                                   (Domestic)
                                Filing Fee $50.00


 (CHECK ONLY ONE (1) BOX)

----------------------------------------------------------------------------------------------
(1) Domestic for Profit  PLEASE READ INSTRUCTIONS   (2) Domestic Non-Profit
    [X] Amended          [ ] Amendment                  [ ] Amended           [ ] Amendment
        (122-AMAP)            (125-AMDS)                    (126-AMAN)            (128-AMD)
----------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------
COMPLETE THE GENERAL INFORMATION IN THIS SECTION FOR THE BOX CHECKED ABOVE.


Name of Corporation   Hyland Software, Inc.
                      ----------------------------------------------------------

Charter Number        808851
                      ------------------------------------

Name of Officer       Anthony J. Hyland
                      ------------------------------------

Title                 President
                      ------------------------------------

[X] Please check if additional provisions attached

The above named Ohio corporation, does hereby certify that:

[X]  A meeting of the         [X] shareholders    [ ] directors (NON-PROFIT
                                                      AMENDED ARTICLES ONLY)

[ ]  members was duly called and held on            05/--/04
                                              -----------------
                                                     (Date)

at which meeting a quorum was present in person or by proxy, based upon the quorum present, an affirmative vote was cast which entitled them to exercise [---] % as the voting power of the corporation.


[ ] In a writing signed by all of the [ ] shareholders [ ] directors (NON-PROFIT
                                                          AMENDED ARTICLES ONLY)

[ ] members who would be entitled to the notice of a meeting or such other proportion not less than a majority as the articles of regulations or bylaws permit.

CLAUSE APPLIES IF AMENDED BOX IS CHECKED.


Resolved, that the following amended articles of incorporations be and the same are hereby adopted to supercede and take the place of the existing articles of incorporation and all amendments thereto.

ALL OF THE FOLLOWING INFORMATION MUST BE COMPLETED IF AN AMENDED BOX IS CHECKED. IF AN AMENDMENT BOX IS CHECKED, COMPLETE THE AREAS THAT APPLY.


FIRST:      The name of the corporation is: Hyland Software, Inc.
                                            ---------------------

SECOND: The place in the State of Ohio where its principal office is located is in the City of:

            Westlake                         Cuyahoga
            ------------------------------  -----------------------------
            (city, village or township)      (county)

THIRD:      The purposes of the corporation are as follows:

            The purpose or purposes for which, or for any of which, the Corporation is formed are to enter into, promote or conduct any kind of business, contract or undertaking permitted to corporations for profit organized under the General Corporation Law of the State of Ohio, to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Revised Code of Ohio, and, in connection therewith, to exercise all express and incidental powers normally permitted such corporations


FOURTH:     The number of shares which the corporation is authorized to
            have outstanding is:                          Please see attachment

                   (DOES NOT APPLY TO BOX (2))

   REQUIRED
Must be authenticated
                             -------------------------------        ------------
(SIGNED) by an authorized    Authorized Representative                  Date
representative
        (SEE INSTRUCTIONS)   Anthony J. Hyland, President
                             ------------------------------------
                             (Print Name)

                             ------------------------------------


                             ------------------------------------


                             ------------------------------------   ------------
                             Authorized Representative                  Date

                             ------------------------------------
                             (Print Name)

                             ------------------------------------

                             ------------------------------------

                     ATTACHMENT TO CERTIFICATE OF AMENDMENT

                             BY SHAREHOLDERS TO THE

                        AMENDED ARTICLES OF INCORPORATION

                                       OF

                              HYLAND SOFTWARE, INC.



                                 ARTICLE FOURTH:

            The authorized number of shares of capital stock of the Corporation shall consist of 65,000,000 shares, of which 60,000,000 shall be Common Shares, without par value, and 5,000,000 shall be Serial Preferred Shares, without par value.

                                 Subdivision A

                Provisions Applicable to Serial Preferred Shares

      1. General.


            (a) The Serial Preferred Shares may be issued, from time to time, in one or more series, with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors. The Board of Directors, in such resolution or resolutions (a copy of which shall be filed and recorded as required by law), is also expressly authorized to fix:

                  (i) The distinctive serial designations and the division of such shares into series and the number of shares of a particular series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed, filed and recorded as required by law;

                  (ii) The voting powers, if any, and whether such voting powers are full or limited in such series;

                  (iii) The annual dividend rate for the particular series, and the date or dates from which dividends on all shares of such series shall be cumulative, if dividends on shares of the particular series shall be cumulative;

                  (iv) The redemption price or prices, if any, for the
            particular series;

                  (v) The right, if any, of the holders of a particular series to convert such stock into other classes of shares, and the terms and conditions of such conversions; and

                  (vi) The obligation, if any, of the Corporation to purchase and retire and redeem shares of a particular series as a sinking fund or redemption or purchase account, the terms thereof and the redemption price or prices per share for such series redeemed pursuant to the sinking fund or redemption or purchase account.

            (b) All shares of any one series of Serial Preferred Shares shall be alike in every particular and all series shall rank equally and be identical in all respects except insofar as they may vary with respect to the matters which the Board of Directors is hereby expressly authorized to determine in the resolution or resolutions providing for the issue of any series of the Serial Preferred Shares.

      2. Rights on Liquidation.

            In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, before any distribution or payment shall have been made to the holders of the Common Shares, the holders of the Serial Preferred Shares of each series shall be entitled to be paid, or to have set apart in trust for payment, an amount from the net assets of the Corporation equal to that stated and expressed in the resolution or resolutions adopted by the Board of Directors which provide for the issue of such series, respectively. The remaining net assets of the Corporation shall be distributed solely among the holders of the Common Shares according to their respective shares.

      3. Ranking

            Whenever reference is made herein to shares "ranking prior to the Serial Preferred Shares," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof either as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of Serial Preferred Shares; whenever reference is made to shares "on a parity with the Serial Preferred Shares," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof (i) neither as to the payment of dividends nor as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of Serial Preferred Shares and (ii) either as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation rank equally (except as to the amounts fixed therefor) with the rights of the holders of Serial Preferred Shares; and whenever reference is made to shares "ranking junior to the Serial Preferred Shares," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof both as to the payment of dividends and as to distribution in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are junior and subordinate to the rights of the holders of the Serial Preferred Shares.

                                 Subdivision B

                     Provisions Applicable to Common Shares

            The Common Shares shall be subject to the express terms of the Serial Preferred Shares and of any series thereof and shall have the following voting powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions thereof:

      1. Dividends.

            Whenever the full dividends upon any outstanding Serial Preferred Shares for all past dividend periods shall have been paid and the full dividends thereon for the then current respective dividend periods shall have been paid, or declared and a sum sufficient for the respective payments thereof set apart, the holders of the Common Shares shall be entitled to receive such dividends and distributions, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

      2. Rights on Liquidation.

            In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after the payment or setting apart for payment to the holders of any outstanding Serial Preferred Shares of the full preferential amounts to which such holders are entitled as herein provided or referred to, all of the remaining assets of the Corporation shall belong to and be distributable in equal amounts per share to the holders of the Common Shares. For purposes of this paragraph 2, a consolidation or merger of the Corporation with any other corporation, or the sale, transfer or lease of all or substantially all its assets shall not constitute or be deemed a liquidation, dissolution or winding up of the Corporation.

      3. Voting.

            Each Common Share shall entitle the holder thereof to one vote.

                                  ARTICLE FIFTH

      (a) The Board of Directors shall consist of not less than three nor more than 15 members and shall be divided into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Subject to the foregoing limitations, the number of Directors shall be fixed by, or in the manner provided in, the Code of Regulations of the Corporation. In the event that the total number of Directors is not divisible by three, an extra Director shall be assigned to Class I if there is one extra Director to be assigned among the classes, and an extra director shall be assigned to each of Classes I and II if there are two extra Directors to be assigned among the classes. The Directors to be elected at each annual meeting of Shareholders shall be only the members of the class whose term of office then expires. The term of office of the initial Directors in each respective class shall be as follows: (a) Directors in Class I shall hold office until the annual meeting of Shareholders held in 2005;
(b) Directors in Class II shall hold office until the annual meeting of Shareholders in 2006; and (c) Directors in Class III shall hold office until the annual meeting of Shareholders in 2007. Each Director elected at any shareholders' meeting commencing with the 2005 annual meeting shall serve for a term ending on the date of the third annual meeting of shareholders following the meeting at which such Director was elected.

      (b) In the event of any increase or decrease in the authorized number of Directors, each Director then serving as such shall nevertheless continue as a Director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, retirement, resignation or removal, and the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of Directors as provided above in this Article Fifth.

      (c) Notwithstanding any of the foregoing provisions of this Article, each Director shall serve until his successor is elected and qualified or until his prior death, retirement, resignation or removal. All of the Directors or all of the Directors of a particular class or any individual Director may be removed from office only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of stock entitled to vote generally in the election of Directors. Should a vacancy occur or be created, whether arising through death, resignation or removal of a Director or through an increase in the number of Directors, such vacancy shall be filled by a majority vote of the Directors then in office, or by the sole remaining Director if only one Director remains in office. A Director so elected to fill a vacancy shall serve for the remainder of the present term of office of the class to which he or she was elected.

                                  ARTICLE SIXTH

      The Corporation may purchase, from time to time, and to the extent permitted by the laws of Ohio, shares of any class of stock issued by it. Such purchases may be made either in the open market or at private or public sale, and in such manner and amounts, from such holder or holders of outstanding shares of the Corporation and at such prices as the Board of Directors of the Corporation shall from time to time determine, and the Board of Directors is hereby empowered to authorize such purchases from time to time without any vote of the holders of any class of shares now or hereafter authorized and outstanding at the time of any such purchase.

                                 ARTICLE SEVENTH

      The preemptive right to purchase additional shares or any other securities of the Corporation is expressly denied to all shareholders of all classes.

                                 ARTICLE EIGHTH

      The right of shareholders to vote cumulatively in the election of Directors of the Corporation is expressly denied to all shareholders of all classes.

                                  ARTICLE NINTH

      (a) Indemnification of Directors and Officers. The Corporation shall indemnify, to the fullest extent now or hereafter permitted by law, any Director or officer who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereafter, a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, member, manager or agent of another corporation, domestic or foreign, non-profit or for-profit, a limited liability company, or a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction (including any actual or alleged error, misstatement or misleading statement) of such person while acting in an official capacity as a Director, officer, partner, trustee, employee or agent or in any other capacity while serving as a Director, officer, partner, trustee, employee, member, manager or agent, against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a Director, officer, partner, trustee, employee, member, manager or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Subsection (d) of this Article Ninth, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

      (b) Indemnification of Employees and Agents. To the extent that an employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsection (a) of this Article Ninth or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him or her in the action, suit or proceeding. Any further indemnification of employees and agents shall occur only if and to the extent that the Directors may, in their discretion, so determine.

      (c) Advancement of Expenses. Expenses, including attorneys' fees, incurred by a Director or officer of the Corporation in defending any proceeding referred to in Subsection (a) of this Article Ninth, shall be paid by the Corporation, in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this Article Ninth; which undertaking may be secured or unsecured, at the discretion of the Corporation.

      (d) Procedures and Presumptions Under This Article. If a claim under Subsection (a) of this Article Ninth is not paid in full by the Corporation within thirty (30) days after a written claim therefor has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Ohio General Corporation Laws for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its Shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Ohio General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its Shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      (e) Indemnification Provided In This Article Not Exclusive. The indemnification and advancement of expenses provided under this Article Ninth shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, these Articles of Incorporation, the Code of Regulations, any agreement, any vote of Shareholders or any vote of disinterested Directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office.

      (f) Contractual Obligation. This Article Ninth shall be deemed to be a contract between the Corporation and each Director or officer of the Corporation, each individual who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, member, manager or agent of another corporation, a limited liability company, or a partnership, joint venture, trust or other enterprise, who serves in such capacity at any time while this Article Ninth is in effect, and any repeal, amendment or other modification of this Article IX shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

      (g) Savings Clause. If this Article Ninth or any portion thereof shall be invalidated or found unenforceable on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director, officer, employee or agent of the Corporation against expenses (including attorneys' fees), judgments, fines, excise taxes, penalties and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by any applicable portion of this Article Ninth that shall not have been invalidated or found unenforceable, or by any other applicable law.

      (h) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or on behalf of any Director, officer, employee or agent of the Corporation or individual serving at the request of the Corporation as a director, officer, partner, trustee, employee, member, manager or agent of another corporation, a limited liability company, or a partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Ohio General Corporation Law.

                                  ARTICLE TENTH

      Notwithstanding any provisions of the laws of the State of Ohio now or hereafter in force requiring for any action the affirmative vote of the holders of shares entitling them to exercise a designated proportion (but less than all) of the voting power of the Corporation or of any class or classes of shares thereof, such action may be taken by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes, except: (i) as may be provided in the Amended and Restated Code of Regulations with respect to the amendment thereof;
(ii) that the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power of the Corporation or of such class or classes shall be necessary to adopt any amendment to the Amended and Restated Articles of Incorporation of the Corporation; and (iii) that no amendment of these Amended and Restated Articles of Incorporation shall be effective to amend, alter, repeal or change the effect of any of the provisions of Articles Fifth, Seventh, Eighth, Ninth or Tenth hereof unless such amendment shall receive the affirmative vote of the holders of at least two-thirds of the outstanding Common Shares of the Corporation entitled to vote thereon.

                                ARTICLE ELEVENTH

      These Amended Articles of Incorporation supersede and take the place of the existing Articles of Incorporation of the Corporation.